Exhibit 1.01





                      4,000,000 TRUST PREFERRED SECURITIES

                            TRAVELERS P&C CAPITAL II

                          8% Trust Preferred Securities

              (Liquidation amount $25 per Trust Preferred Security)
               guaranteed to the extent set forth in the Prospectus
                         Supplement dated May 10, 1996 by

                     TRAVELERS/AETNA PROPERTY CASUALTY CORP.

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                    May 10, 1996

SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013


Ladies and Gentlemen:

          Travelers P&C Capital II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C.
Section 3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue and sell 4,000,000 8% Trust Preferred Securities with an aggregate liquidation amount equal to $100,000,000 (the "Preferred Securities") to Smith Barney Inc. (the "Underwriter"). The Company (as defined herein) is a majority-owned subsidiary of The Travelers Insurance Group Inc. ("TIGI"), which in turn is an indirect wholly owned subsidiary of Travelers Group Inc. ("Travelers Group").

          The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of a declaration of trust, dated as of March 15, 1996, as amended and restated as of May 15, 1996 (the "Declaration"), among Travelers/Aetna Property Casualty Corp., a Delaware corporation (the "Company" or "TAP" and, together with the Trust, the "Offerors"), as sponsor, the trustees named therein (the "TAP Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Pursuant to the Declaration, the number of TAP Trustees will initially be four. Two of the TAP Trustees (the

























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                                        2

"Regular Trustees") will be persons who are employees or officers of, or affiliated with, the Company. The third TAP Trustee will be a financial institution unaffiliated with the Company that will serve as property trustee under the Declaration and as indenture trustee with respect to the Preferred Securities for purposes of the 1939 Act (the "Institutional Trustee"). The fourth TAP Trustee will be a financial institution or an affiliate thereof which maintains a principal place of business in the State of Delaware, meeting the requirements of the Delaware Act (the "Delaware Trustee"). Initially, The Chase Manhattan Bank, N.A. ("Chase") will act as the Institutional Trustee and The Chase Manhattan Bank (USA) will act as the Delaware Trustee until removed or replaced by the holder of the Common Securities. The Preferred Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Preferred Securities Guarantee Agreement dated as of May 15, 1996 (the "Guarantee Agreement") between the Company and Chase, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of 8% Junior Subordinated Deferrable Interest Debentures Due May 15, 2036 (the "Subordinated Debentures") of the Company which will be issued under an indenture, dated as of April 30, 1996 (the "Indenture"), between the Company and Chase, as Trustee (the "Indenture Trustee"). Under certain circumstances, the Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The Preferred Securities, the Guarantee and the Subordinated Debentures are referred to herein as the "Securities."

          The Offerors wish to confirm as follows their agreement with you, in connection with the purchase of the Preferred Securities by you.

          1.   Registration Statement and Prospectus.  The Offerors have
               -------------------------------------
prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (File No. 333-2684) under the Securities Act (the "registration statement"), including a prospectus relating to certain of its securities (including the Securities) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement has been declared effective by the Commission. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the date hereof. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Preferred Securities may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an additional registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Securities Act (an "Additional Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Additional Registration Statement. The term "Base Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement. The term "Prospectus" as used in this Agreement


























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                                        3

means the Base Prospectus together with the prospectus supplement or supplements relating to the Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act. The term "Prepricing Prospectus" as used in this Agreement means the prospectus supplement, if any, subject to completion relating to the Preferred Securities together with the Base Prospectus as such prospectus shall have been amended from time to time prior to the date of such prospectus supplement and filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

          2.   Agreements to Sell and Purchase.  The Trust hereby agrees,
               -------------------------------
subject to all the terms and conditions set forth herein, to issue and sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Offerors herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Trust, at a purchase price of $25 per Preferred Security, plus accrued distributions, if any, from May 15, 1996, 4,000,000 Preferred Securities.

          The Company agrees that, in view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Subordinated Debentures, it shall pay to the Underwriter as compensation for its arranging the investment of the proceeds therein, on the Closing Date, $.7875 per Preferred Security, provided, however, that such compensation shall be $.50 per Preferred Security for each sale of 10,000 or more Preferred Securities to a single purchaser. The Underwriter shall inform the Company in writing on the Closing Date of the aggregate number of Preferred Securities so sold.

          3.   Terms of Public Offering.  The Offerors have been advised by you
               ------------------------
that the Underwriter proposes to make a public offering of the Preferred Securities as soon as the Underwriter deems advisable after the Registration Statement has become effective, this Agreement has been executed and delivered, and the Declaration, the Guarantee Agreement and the Indenture have been qualified under the 1939 Act. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the




























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                                        4

Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase an equivalent amount of the Subordinated Debentures.

          4.   Delivery of the Preferred Securities and Payment Therefor.
               ---------------------------------------------------------
Delivery to the Underwriter of and payment for the Preferred Securities shall be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, at 8:30 A.M., New York City time, on May 15, 1996 (the "Closing Date"). The place of closing for the Preferred Securities and the Closing Date may be varied by agreement between you and the Company.

          The Preferred Securities shall be delivered to you registered in the name of CEDE & CO., as nominee for the Depositary Trust Company against payment of the purchase price therefor in immediately available funds. The Preferred Securities to be delivered to the Underwriter shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

          5.   Agreements of the Offerors.  The Offerors jointly and severally
               --------------------------
agree with the Underwriter as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto (or any Additional Registration Statement) to be declared or to become effective before the offering of the Securities may commence, the Offerors will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Offerors will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act





























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                                        5

or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Offerors will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Offerors will furnish to you, without charge, (i) two signed copies (which may be photocopies) of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request and (iii) such number of copies of the Declaration, the Guarantee and the Indenture and of the Incorporated Documents, as you may reasonably request.

          (d) The Offerors will not file any amendment to the Registration Statement or any Additional Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (e) below to which you shall reasonably object, or file any Form 8-K which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised (other than Form 8-Ks filed in connection with debt offerings by the Company).

          (e) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Offerors will expeditiously deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Offerors' consent to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Preferred Securities are offered by the Underwriter and by all dealers to whom Preferred Securities may be sold, both in connection with the offering and sale of the Preferred Securities and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by the Underwriter or any dealer. If during such period of time any event shall occur that in the judgment of the Offerors or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Securities Act or any other law, the Offerors will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriter and dealers a reasonable number of copies thereof. For so long as a Prospectus is required to be delivered in connection with the offering under the Act, in the event that the




























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                                        6

Company and the Underwriter agree that the Prospectus should be amended or supplemented, the Offerors, if reasonably requested by the Underwriter, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (f) The Offerors will cooperate with you and with counsel for the Underwriter in connection with the registration or qualification of the Securities for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Preferred Securities, in any jurisdiction where it is not now so subject.

          (g) The Offerors will make generally available to the Trust's security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (h) During the period of three years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders and a copy of each Annual Report on Form 10-K, each quarterly report on Form 10-Q and each current report on Form 8-K filed by the Company with the Commission under the Exchange Act, and (ii) from time to time such other information concerning the Company as you may reasonably request, and the Trust will furnish to you a copy of each report of the Trust mailed to holders of Preferred Securities or Common Securities.

          (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Offerors to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriter) incurred by you in connection herewith.

          (j) The Trust will apply the net proceeds from the sale of the Preferred Securities, and the Company will apply the net proceeds from the sale of the Subordinated Debentures, substantially in accordance with the description set forth in the Prospectus.






























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                                        7


          (k) The Offerors will timely file the Prospectus pursuant to Rule 424(b) under the Securities Act and will advise you of the time and manner of such filing.

          (l) Each of the Trust and the Company agree, during the period beginning on the date of this Agreement and continuing to and including the date that is 60 days after the Closing Date, not to offer, sell, contract to offer, sell or otherwise dispose of any preferred securities, any preferred stock or any other securities (including any backup undertakings for such preferred stock or other securities) of the Company or of the Trust, in each case that are substantially similar to the Preferred Securities, or any securities convertible into or exchangeable for the Preferred Securities or such substantially similar securities of either the Trust or the Company, except Preferred Securities offered pursuant to the Base Prospectus, without the prior written consent of the Underwriter.

          (m) Except as stated in this Agreement and in any Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Preferred Securities to facilitate the sale or resale of the Preferred Securities.

          6.   Representations and Warranties of the Offerors.  The Offerors
               ----------------------------------------------
jointly and severally represent and warrant to, and agree with, the Underwriter that:

          (a) The General Instructions to Form S-3 under the Securities Act permit the use of Form S-3 in connection with the offering. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied or will comply in all material respects with the provisions of the Securities Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with (i) information relating to the Underwriter furnished to the Offerors in writing by or on behalf of the Underwriter through you expressly for use therein, or (ii) the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of each of the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee.

          (b) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and


























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                                        8

regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (c) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights, except as set forth in Section 5 of the Shareholders Agreement dated as of April 2, 1996 among TIGI and the other shareholders party thereto (the "Shareholders Agreement") and Section 5.1 of the Intercompany Agreement dated as of April 2, 1996 between Travelers Group and the Company (the "Intercompany Agreement").

          (d) The execution and delivery of, and the performance by the Company and the Trust of their respective obligations under, this Agreement have been duly and validly authorized by the Company and the Trust, respectively, and this Agreement has been duly executed and delivered by the Company and the Trust.

          (e) The Preferred Securities have been duly and validly authorized by the Declaration and, when executed by the Trust and authenticated by the Institutional Trustee in accordance with the Declaration and delivered to you against payment therefor in accordance with the terms hereof, will be validly issued and (subject to the terms of the Declaration) will be fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Registration Statement and the Prospectus, and any amendment or supplement thereto; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware; and authorization for listing the Preferred Securities on the New York Stock Exchange has been given, subject to official notice of issuance.

          (f) The Declaration has been duly and validly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and the Regular Trustees, and assuming due execution and delivery by the Institutional Trustee and the Delaware Trustee, the Declaration will be a valid and legally binding obligation of the Company and the Regular Trustees, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Declaration has been (or will have been) duly qualified under the 1939





























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                                        9

Act and conforms to the description thereof in the Registration Statement and the Prospectus, and any amendment or supplement thereto.

          (g) The Guarantee has been duly and validly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company, and assuming due execution and delivery by the Guarantee Trustee, the Guarantee will be a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Guarantee has been (or will have been) duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus, and any amendment or supplement thereto.

          (h) The Indenture has been duly and validly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company, and assuming due execution and delivery by the Indenture Trustee, the Indenture will be a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Indenture has been (or will have been) duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus, and any amendment or supplement thereto.

          (i) The Subordinated Debentures have been duly and validly authorized by the Company and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and issued in accordance with the Indenture and delivered to the Trust against payment therefor as described in the Registration Statement and the Prospectus, and any amendment or supplement thereto, will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) will be in the form contemplated by, and entitled to the benefits of, the Indenture and conforms to the description thereof in the Registration Statement and the Prospectus, and any amendment or supplement thereto.

          (j) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus, and any amendment or supplement thereto, and to enter into and perform its obligations under this Agreement, the Preferred Securities and the Declaration and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any




























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                                       10

agreement other than those described in the Prospectus, and any amendment or supplement thereto; the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

          (k) The Regular Trustees of the Trust are officers of the Company and have been duly authorized by the Company to execute and deliver the Declaration.

          (l) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and any amendment or supplement thereto, to enter into and perform its obligations under this Agreement, the Declaration, the Indenture, the Guarantee and the Subordinated Debentures, and to purchase, own and hold the Common Securities issued by the Trust, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure or failures (individually or in the aggregate) so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          (m) All the Company's "significant" subsidiaries as determined in accordance with Regulation S-X under the Securities Act (collectively, the "Subsidiaries") are listed in Exhibit A-1 hereto. Each Subsidiary and Gulf Insurance Company ("Gulf") is a corporation duly organized, validly existing and in good standing in Connecticut in the case of the Subsidiaries and Missouri in the case of Gulf, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure (individually or in the aggregate) so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole; all the outstanding shares of capital stock of each of the Subsidiaries and Gulf have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance.

          (n) Without limitation of the foregoing, each Subsidiary and Gulf is duly organized and licensed as an insurance company in the state of incorporation identified in Exhibit A hereto, is duly licensed or authorized as an insurer or reinsurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus,




























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                                       11

except where the failure (individually or in the aggregate) to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole; each of the Company, each Subsidiary and Gulf has made all required filings under applicable insurance company statutes and insurance holding company statutes, and has filed all notices, reports, documents or other information required to be filed thereunder, except (i) for filings required in connection with the Transactions described in the Prospectus under the heading "Recent History" which were not required to be made on or prior to the date of this Agreement or the Closing Date, or (ii) where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications (individually or in the aggregate) does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole; and none of the Company, any Subsidiary or Gulf has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company, any Subsidiary or Gulf other than (x) filings required in connection with the Transactions described in the Prospectus under the heading "Recent History" which were not required to be made on or prior to the date of this Agreement or the Closing Date, or (y) in any case where it could be reasonably expected that the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (individually or in the aggregate) would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          (o) There are no legal or governmental proceedings (including, without limitation, actions or proceedings by any insurance regulatory agency or body) pending or, to the knowledge of the Company, threatened, against the Company, any of the Subsidiaries, Gulf or the Trust, or to which the Company, any of the Subsidiaries, Gulf or the Trust is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act.

          (p) (i) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents; (ii) the Trust is not in violation of the Declaration or its Certificate of Trust filed with the State of Delaware on March 15, 1996; and (iii) neither the Company, any of the Subsidiaries nor the Trust is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries (including the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to such Subsidiary) or the Trust or (iv) of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or the Trust, or (v) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company, any of the Subsidiaries or the Trust is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (iii), (iv) and (v), where any such violation or default would not have a material adverse effect (individually or in the aggregate) on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          (q) Neither the issuance and sale of the Preferred Securities by the Trust, the extension of the Guarantee by the Company, the issuance and sale of the Subordinated Debentures by the Company, the execution, delivery or performance of this Agreement, the Declaration, the Indenture and the Guarantee by the Offerors, nor the consummation by the Offerors of the transactions contemplated hereby and thereby and compliance by the Offerors with their respective obligations hereunder and thereunder (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body (including any insurance regulatory body), administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Securities Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement), except where the failure to obtain such consent, approval, authorization or other order or make such registration or filing would not have (individually or in the aggregate) a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or the Declaration or Certificate of Trust of the Trust or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company, any of the Subsidiaries or the Trust is a party or by which any of them or any of their respective properties may be bound, or (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree of any government, government instrumentality (including, without limitation, any insurance regulatory agency or body) or court, domestic or foreign, applicable to the Company or any of the Subsidiaries or the Trust or any of their respective properties, or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or the Trust pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clauses (iii), (iv) and (v) of this paragraph (q), any such conflict, breach or default, violation or any such lien or encumbrance that would not (individually or in the aggregate) have a material adverse effect on the condition (financial or other) business properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          (r) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries has received any notice from any other party to any material treaty, contract, agreement or arrangement relating to reinsurance that such other party intends not to perform such treaty, contract, agreement or arrangement in any material respect, and the Company and the Subsidiaries have no knowledge that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations under such treaty, contract, agreement or arrangement in any material respect, except to the extent (i) the Company or its subsidiaries have established reserves in their financial statements which they deem adequate for potential uncollectible reinsurance or (ii) such nonperformance would not have a material adverse effect (individually or in the aggregate) on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          (s) The accountants, KPMG Peat Marwick LLP, who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Securities Act.

          (t) The consolidated historical and pro forma financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Securities Act. Such historical financial statements present fairly the consolidated financial position of the Company and its subsidiaries and the combined financial position of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries, in each case at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated in accordance with generally accepted accounting principles consistently applied throughout such periods. The pro forma financial statements have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are, in the Company's opinion, reasonable. The other financial and statistical information relating to the Company and the Subsidiaries and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), historical and pro forma, that are identified as being prepared in accordance with generally accepted accounting principles, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

          (u) The statutory financial statements of the Company's insurance subsidiaries from which certain ratios and other statistical data included in the Registration Statement and

Prospectus (and any amendment or supplement thereto) have been derived, have been prepared for each relevant period in conformity with accounting practices prescribed or permitted by the National Association of Insurance Commissioners and the insurance departments of the states of domicile of such subsidiaries, in effect at such time of preparation, except as otherwise stated therein.

          (v) The execution and delivery of, and the performance by the Company of its obligations under, each of (i) this Agreement; and (ii) the Intercompany Agreement; the Shareholders Agreement; the Credit Agreement, dated as of March 15, 1996, among the Company and a syndicate of banks for which Citibank, N.A. is acting as administration agent; the Tax Sharing Agreement, effective as of January 1, 1996, among the Company, TIGI and Travelers Group; and the Tax Allocation Agreement, effective as of January 1, 1996, among Travelers Group, TIGI and the Company (collectively, the "Transaction Agreements"), have been duly and validly authorized by the Company, and each of this Agreement and the Transaction Agreements have been duly executed and delivered by the Company; the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of
November 28, 1995, between TIGI and Aetna Life and Casualty Company ("Aetna") has been duly assigned to the Company; and each of the Transaction Agreements and the Stock Purchase Agreement constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by
(x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) the rights to indemnity and contribution hereunder and thereunder may be limited by United States federal or state securities laws.

          (w) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) neither the Company, any of the Subsidiaries nor the Trust has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business (including any material addition, or any development involving a prospective material addition, to the Company's consolidated reserve for insurance claims and claims expense, other than as contemplated by the Registration Statement or the Prospectus) that is material to the Company, its subsidiaries and the Trust taken as a whole, (ii) there has not been any change in the capital stock of the Company nor any material increase in the short-term debt or long-term debt of the Company or any of the Subsidiaries (other than as a result of the issuance of commercial paper or other short-term instruments in lieu of up to $700 million of Debt Securities as disclosed in Note 6 under the heading "Capitalization" in the Prospectus or in the ordinary course of business) and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          (x) The Offerors have not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Preferred Securities, will not distribute any offering materials in connection with the offering and sale of the Preferred Securities other than the Registration Statement, the Prepricing Prospectus, if any, the Prospectus or other materials, if any, permitted by the Securities Act.

          (y) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the "Permits") as are necessary to own the properties and to conduct the business of the Company and its subsidiaries in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; and the Company and each of the Subsidiaries has fulfilled and performed all its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus, except in each case where the failure (individually or in the aggregate) to have such Permits, the failure to fulfill or perform all obligations under such Permits or the revocation or termination of such Permits would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and with statutory accounting principles, and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ba) The Travelers Indemnity Company, each of its subsidiaries and the Trust have filed, or have had filed on their behalf, all tax returns required to be filed, which returns are complete and correct, and neither The Travelers Indemnity Company nor any of its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where such failure to file, defect or default (individually or in the aggregate) would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          (ca) No holder of any security of the Company has any right to require registration of the Preferred Securities or of any other security of the Company because of the filing of the registration statement or the consummation of the transactions contemplated by this Agreement.

          (da) The Company and the Subsidiaries own or possess or have been granted a valid license to use all trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement and Prospectus as being owned by or licensed to them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any material claim to the contrary or any material challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (ea) Neither the Trust nor the Company is now, and after giving effect to the transactions contemplated hereby, will be, and neither the Trust nor the Company is controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (fa) Except as otherwise disclosed in the Prospectus, to the best knowledge of the Company, no change in any insurance laws or regulations is pending which could reasonably be expected to be adopted and if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a material adverse effect upon the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          (ga) Each of the Offerors has complied with all provisions of Florida Statutes, Sec. 517.075, relating to issuers doing business with Cuba.

          (ha) Each of the Company and the Subsidiaries has fulfilled in all material respects its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and such regulations and published interpretations thereunder with respect to each "plan" (as defined in ERISA and such regulations and published interpretations) sponsored by the Company or one of its affiliates and in which employees of the Company and the Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except where any failure to fulfill such obligations or any such noncompliance would not have (individually or in the aggregate) a material adverse effect on the condition (financial or other), business, properties net worth or results of operations of the Company and its subsidiaries taken as a whole.

          7.   Indemnification and Contribution.  (a)  Each of the Trust and the
               --------------------------------
Company jointly and severally agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Offerors by or on behalf of the Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) to the extent that any such loss, claim, damage, liability or expense arises from the sale of the Preferred Securities by the Underwriter to any person if it shall be established that a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus and such correction would have cured the defect giving rise to such loss, claim, damage, liability or expense, provided that the Offerors have delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Trust or the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Trust or the Company, the Underwriter or such controlling person shall promptly notify the Trust and the Company, and the Trust or the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Trust or the Company has agreed in writing to pay such fees and expenses, (ii) the Trust or the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the Trust or the Company, and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Trust or the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Trust or the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the Trust and the Company together shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and all such controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Underwriter, and that all such fees and expenses shall be reimbursed as they are incurred. The Trust and the Company shall not be liable for any settlement of any such action, suit or proceeding effected without the Company's written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Trust and the Company agree to indemnify and hold harmless the Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) The Underwriter agrees to indemnify and hold harmless the Trust, the Company, the Company's directors, the Company's officers and the Travelers Trustees who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Trust and the Company to the Underwriter, but only with respect to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Trust, the Company, any of the Company's directors, any such officer or trustee, or any such controlling person, based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Trust or the Company by paragraph (b) above (except that if the Trust or the Company shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Trust, the Company, the Company's directors, any such officer or trustee, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Underwriter on the other hand from the offering of the Preferred Securities, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Trust and the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Trust, the Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Preferred Securities underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent relating to any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault or culpability by or on behalf of any indemnified party.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Trust and the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Trust, the Company, the Company's directors or officers, the Travelers Trustees, or any person controlling the Company, (ii) acceptance of any Preferred Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Trust, the Company, the Company's directors or officers, the Travelers Trustees, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

          8.   Conditions of Underwriter's Obligations.  The obligation of the
               ---------------------------------------
Underwriter to purchase the Preferred Securities hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto (or an Additional Registration Statement) to be declared or to become effective before the offering of the Preferred Securities may commence, the registration statement or such post-effective amendment or Additional Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Offerors or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or its subsidiaries taken as a whole from what was set forth in the Prospectus, which, in your opinion, as Underwriter, would materially adversely affect the market for the Preferred Securities, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriter and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Underwriter, materially adversely affect the market for the Preferred Securities.

          (c) You shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Offerors, dated the Closing Date and addressed to you, as Underwriter, substantially in the form of Exhibit B-1 attached hereto.

          In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States, the State of New York or the State of Delaware, provided that (i) each such local counsel is acceptable to the Underwriter, (ii) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriter and is, in form and substance satisfactory to it and its counsel, and (iii) counsel shall state in their opinion that they believe that they and the Underwriter are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

          (d) You shall have received, on the Closing Date, an opinion of Skadden, Arps, Slate, Meagher & Flom, special tax counsel to the Company and the Trust, dated the Closing Date and addressed to you, as Underwriter, substantially in the form of Exhibit B-2 attached hereto.

          (e) You shall have received on the Closing Date, an opinion of Charles O. Prince, III, Esq., corporate counsel for the Company, dated the Closing Date and addressed to you, as Underwriter, substantially in the form of Exhibit C hereto.

          (f) You shall have received, on the Closing Date, an opinion of Seward & Kissel, counsel for Chase, dated the Closing Date and addressed to you, as Underwriter, substantially in the form of Exhibit D attached hereto.

          (g) You shall have received, on the Closing Date, an opinion of Shearman & Sterling, counsel for the Underwriter, dated the Closing Date and addressed to you, as Underwriter, with respect to the matters referred to paragraphs (1), (2), (7)-(9), (11) and the two paragraphs following paragraph 16 of Exhibit B-1 and such other related matters as you may request.

          (h) You shall have received letters addressed to you, as Underwriter, and dated the date hereof and the Closing Date from KPMG Peat Marwick, independent certified public accountants, substantially in the forms heretofore approved by you.

          (i) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Offerors, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than as a result of the issuance of commercial paper or other short-term instruments in lieu of up to $600 million of Debt Securities as disclosed in Note 6 under the heading "Capitalization" in the Prospectus, or in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement or the Prospectus (or any amendment or supplement thereto), (A) any material adverse change in the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, or
(B) any material addition, or any development involving a prospective material addition, to, other than as contemplated by the Registration Statement or the Prospectus, the Company's consolidated reserve for insurance claims and claims expense; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company and its subsidiaries taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto), and the Trust shall not have any liabilities or obligations, direct or contingent, other than those arising under the Declaration; and (v) all the representations and warranties of the Trust and the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date, signed by the chief executive officer or vice chairman and the chief financial officer of the Company (or such other officers as are acceptable to you) and one signed by the Regular Trustees, to the effect set forth in this
Section 8(i) and in Section 8(j) hereof.

          (j) Neither the Trust nor the Company shall have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (k) The Preferred Securities shall have been listed or approved for listing upon notice of issuance, on the New York Stock Exchange.

          (l) The Offerors shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          (m) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or the financial strength or claims paying ability of any intracompany insurance pool to which any Subsidiary belongs by any of Moody's Investor Services, Inc., Standard & Poor's Ratings Group or A.M. Best & Co. and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or the claims paying ability of any such insurance pool, the effect of which, in any such case described in clause (i) or (ii), would in your opinion as Underwriter, materially and adversely affect the market for the Preferred Securities.

          (n) The Company shall have consummated the transactions contemplated under the caption "Recent History" in the Prospectus except for the payment of $300 million expected to be paid by The Travelers Indemnity Company to the Company.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

          Any certificate or document signed by any officer of the Company or any Travelers Trustee and delivered to you, as Underwriter, or to counsel for the Underwriter, shall be deemed a representation and warranty by the Company and the Trust to the Underwriter as to the statements made therein.

          9.   Expenses.  The Company agrees to pay the following costs and
               --------
expenses and all other costs and expenses incident to the performance by it and by the Trust of its and the Trust's respective and joint obligations hereunder:
(i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, each amendment or supplement to any of them, this Agreement, the Declaration, the Guarantee, the Indenture and the Statement of Eligibility and Qualification of each of the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Preferred Securities; (iii) the preparation, printing (or reproduction), execution and delivery of the Declaration, the Guarantee and the Indenture and the preparation, printing, authentication, issuance and delivery of the Securities, including any stamp taxes in connection with the original issuance and sale of the Preferred Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Preferred Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Preferred Securities on the New York Stock Exchange; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriter in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the fees and expenses of the Institutional Trustee, the Delaware Trustee, the Guarantee Trustee and the Indenture Trustee; (ix) the fees and expenses associated with obtaining ratings for the Preferred Securities from nationally recognized statistical rating organizations; (x) the transportation and other expenses incurred by or on behalf of representatives of the Offerors in connection with presentations to prospective purchasers of the Preferred Securities; and (xi) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Offerors.

          10.  Effective Date of Agreement.  This Agreement shall become
               ---------------------------
effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Preferred Securities may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company or the Trust, by notifying you, or by you, as Underwriter, by notifying the Offerors.

          Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          11.  Termination of Agreement.  This Agreement shall be subject to
               ------------------------
termination in your absolute discretion, without liability on the part of the Underwriter to the Offerors, by notice to the Offerors, if prior to the Closing
Date: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Connecticut shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Preferred Securities on the terms set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Preferred Securities by the Underwriter. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          12.  Information Furnished by the Underwriter.   The statements set
               ----------------------------------------
forth in the last paragraph on the cover page, the stabilization legend on the third page, and the statements in the the last sentence in the fourth paragraph, the fifth paragraph and the ninth paragraph under the caption "Underwriting" in the prospectus supplement and the stabilization legend on the third page in the Base Prospectus, constitute the only information furnished by or on behalf of the Underwriter through you as such information is referred to in Sections 6(a) and 7 hereof.

          13.  Miscellaneous.  Except as otherwise provided in Sections 5, 10
               -------------
and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Offerors, to the Company, or to the Trust care of the Company, at the office of the Company at One Tower Square, Hartford, Connecticut 06183, Attention: Jay S. Fishman, with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022,
Attention: Kenneth J. Bialkin; or (ii) if to you, as Underwriter, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division, with a copy to General Counsel, Investment Banking Division, and to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Faith Grossnickle.

     This Agreement has been and is made solely for the benefit of the Underwriter, the Trust, the Company, the Company's directors and officers, the Travelers Trustees, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Preferred Securities in his status as such purchaser.

          14.  Applicable Law; Counterparts.  This Agreement shall be governed
               ----------------------------
by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement among the Trust, the Company and the Underwriter.


                                   Very truly yours,


                                   TRAVELERS P&C CAPITAL II


                                   By  _____________________
                                         as Regular Trustee


                                   By  _____________________
                                         as Regular Trustee



                                   TRAVELERS/AETNA
                                   PROPERTY CASUALTY CORP.


                                   By  _____________________
                                      Name:
                                      Title:


Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.


By
    -------------------------
              Managing Director

                                   EXHIBIT A

                              LIST OF SUBSIDIARIES


                                                Jurisdiction
          Name                               of Incorporation
          ----                               ----------------

The Travelers Indemnity Company . . . . .         CT
The Aetna Casualty and Surety Company . .         CT
The Standard Fire Insurance Company . . .         CT
The Aetna Casualty and Surety Company
   of America   . . . . . . . . . . . . .         CT